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                                                                   EXHIBIT 10.91

                      NONQUALIFIED STOCK OPTION AGREEMENT

                                                            Dated: [grantdate]

TO: [firstname][lastname](Employee Number:[empno])


Pursuant to the[planname](the "Plan") of Compuware Corporation (the "Company") and with the approval of the Company's Board of Directors in accordance with the Plan, the Company hereby grants you an option (the "Option") to purchase [SHARES] common shares, par value $0.01 per share, of the Company (the
"Shares") at $[PRICE] per Share, upon the terms and conditions contained in this Nonqualified Stock Option Agreement (the "Agreement") and in the Plan, which Plan, as amended from time to time, is made a part of this Agreement and is available upon request. Capitalized terms used in this Agreement, but not otherwise defined in this Agreement, shall have the meanings given them in the Plan.

         1. The Option is intended to be a Nonqualified Option, as defined in the Plan.

         2. The Option may not be transferred by you otherwise than by will or by the laws of descent and distribution and, during your lifetime, the Option is exercisable only by you.

         3. Subject to the terms contained in this Agreement and in the Plan, you may exercise the Option in accordance with the following schedule:

               (a)  Before [anniv3], you may not exercise the Option to
                      purchase any of the Shares.

               (b)  On and after [anniv3], you may exercise the Option to purchase up to 50% of the Shares.

               (c)  On and after [anniv4], you may exercise the Option to purchase up to an additional 25% of the Shares.

               (d)  On and after [anniv5], you may exercise the Option to purchase up to an additional 25% of the Shares.

         4. This Option will expire (to the extent not previously exercised) on [anniv10], unless terminated earlier in accordance with the Plan or upon your termination of your employment with, and any service as a director to, the Company and all Subsidiaries of the Company, or upon your death or Disability (as defined in Paragraph 8).

         5. Except for termination as a result of your death or Disability, which are governed by Paragraph 7 and 8, if your employment with, and any service as a director to, the Company and all Subsidiaries of the Company are terminated by the Company or a Subsidiary of the Company without Cause (as defined in Paragraph 9) or by you, you shall have the right for a period of 30 days after such termination, but in no event after the expiration date of this Option, to exercise that portion of this Option, if any, that was exercisable by you on the date of such termination. If you die during the 30-day period following your termination, your legal representative or the person or persons to whom your rights shall pass by will or by the laws of descent and distribution shall have the right for a period of 120 days following your death, but in no event after the expiration date of this Option, to exercise that portion of this Option, if any, that was exercisable by you on the date of your termination.

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         6. If your employment with, and any service as a director to, the
Company and all Subsidiaries of the Company are terminated by the Company or a Subsidiary of the Company with Cause, this Option shall terminate and shall not be exercisable by you after such termination.

         7. If your employment with, and any service as a director to, the Company and all Subsidiaries of the Company terminate by reason of your death, your rights to exercise this Option set forth in Paragraph 3 shall be accelerated so that all of this Option, to the extent not exercised by you at the time of death, may be exercised for a period 12 months after your death by your legal representative or by the person or persons to whom your rights shall pass by will or by the laws of descent and distribution. In no event shall this Option be exercised after the expiration date of this Option.

         8. If your employment with, and any service as a director to, the Company and all Subsidiaries of the Company terminate by reason of your becoming Disabled, your rights to exercise this Option set forth in Paragraph 3 shall be accelerated so that all of this Option, to the extent not exercised by you at the time of your becoming Disabled, may be exercised by you for a period 12 months after your date of termination. In no event shall this Option be exercised after the expiration date of this Option. For purposes of this Agreement, you shall be deemed to be "Disabled" and to have a "Disability" if you are permanently and totally disabled as a result of a mental or physical disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee. Generally, under Section 22(e) of the Code, you are permanently and totally disabled if you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         9. For purposes of this Agreement, termination for "Cause" means termination for (1) your continued failure to make a good faith effort to perform your duties, (2) any willful act or omission by you that you knew or had reason to know would injure the Company or any of its Subsidiaries, (3) your fraud, (4) your dishonesty, (5) your commission of a felony, or your violation of any law relating to your employment, (6) your failure to devote substantially full time to your employment duties (except because of illness or Disability),
(7) your insubordination, or (8) your act or omission that is contrary to the direction of your supervisor, if such direction relates to your duties to the Company that are reasonably performable.

         10. The Option shall be exercised by giving a written notice to the Company in the manner and on the forms specified by the Company. The action by you to exercise the Option shall be deemed to be your acceptance of all terms and conditions of this Agreement and the Plan. Such notice with respect to the exercise of this Option shall specify the number of Shares to be purchased, the name in which you desire to have your Shares registered, your address and your social security number, and shall be accompanied by payment in full in cash or in such other manner as is approved by the Committee pursuant to the Plan of the aggregate exercise price for the number of Shares purchased. Such exercise shall be effective only upon the actual receipt of such written notice and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon exercise of any part of this Option shall inure to you or any other person who is entitled to exercise this Option unless and until certificates representing such Shares shall have been issued.

         11. Nothing contained in this Agreement or in the Plan, nor any action taken by the Company or the Committee, shall confer upon you any right with respect to continuation of your employment or other service by or to the Company or any Subsidiary of the Company, nor interfere in any way with the right of the Company or any Subsidiary to terminate your employment or other service at any time, and if you


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are an employee, your employment is and shall remain employment at will, except as otherwise specifically provided in an employment agreement between you and the Company.

         12. If upon or as a result of your exercise of the Option there shall be payable by the Company any amount for income tax withholding, you will pay such amount to the Company to reimburse it for such income tax withholding. The Company will notify you of any such amount that you must pay and you will not receive the share certificates evidencing the Shares that you purchased upon exercise of this Option until such time as you have reimbursed the Company for any such income tax withholding.

                                          Very truly yours,

                                          COMPUWARE CORPORATION


                                          By:
                                              ---------------------------
                                              Peter Karmanos, Jr.
                                              Its:  Chairman and CEO

The above is agreed to and accepted by:

-----------------------------------
Optionee's Signature

Dated:
       ------------------


[firstname][lastname](Employee Number:[empno])

EXEC